Exhibit 10.37
AMENDMENT TO
RETAINER AGREEMENT
     This AMENDMENT TO RETAINER AGREEMENT (“Agreement”), is entered into this 24th day of December, 2009 by and by and between, Anthony P. Terraciano (“Terraciano”) and SLM Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”).
     WHEREAS, the Terraciano and the Company entered into a retainer agreement dated as of January 7, 2008 (the “Retainer Agreement”); and
     WHEREAS, the Board of Directors and the Executive Committee of the Company have approved certain changes to the Retainer Agreement;
     WHEREAS, Terraciano and the Company desire to amend the Retainer Agreement to reflect such changes;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and Terraciano hereby agree as follows:
     1. Amendment of Term. Effective October 30, 2008, the Term of the Retainer Agreement is extended to January 7, 2012.
     2. Reduction of Annual Cash Retainer. The Annual Cash Retainer is reduced from $600,000 to $480,000 effective October 30, 2008, and the Annual Cash Retainer is further reduced from $480,000 to $420,000 effective January 1, 2010.
     3. Vesting of Stock Award. Effective October 30, 2008, the vesting of the first tranche of the Stock Award (66,666 shares) is postponed from January 7, 2009 to January 7, 2010. Effective January 1, 2010, the vesting of the first tranche and second tranche of the Stock Award (133,333 shares) is postponed from January 7, 2010 to January 7, 2011.
     4. Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Retainer Agreement.

     5. Ratification. Other than as amended hereby, the Retainer Agreement is hereby ratified and confirmed.
     IN WITNESS WHEREOF, the Company and Terraciano have caused this Amendment to Retainer Agreement to be executed as of the date first written above.

SLM CORPORATION
By:	/s/ Carol R. Rakatansky
Name:	Carol R. Rakatansky
Title:	Auth. Agent and Corporate Secretary

TERRACIANO
/s/ Anthony P. Terraciano
Anthony P. Terraciano

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